Exhibit 10.13

              AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT
              --------------------------------------------

      This Amendment to Executive Employment Agreement is made and entered into as of June 27, 2005, among Stanford R. Ovshinsky ("Executive"); Energy Conversion Devices, Inc., a Delaware corporation ("ECD"); and Ovonic Battery Company, Inc., a Delaware corporation (the "Company").

      WHEREAS, Executive, ECD and Company made and entered into an Executive Employment Agreement dated as of September 2, 1993 (the "Agreement"); and
      WHEREAS, Executive, ECD and Company entered into an Amendment to the Agreement dated as of March 31, 1996; and
      WHEREAS, Executive, ECD and Company desire to further amend the Agreement.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive, ECD and Company hereby agree as follows:

      The Agreement is amended to add "Section 3.1 - Consulting" as follows:

          In the event of the termination of the Employment Period for any reason other than death or termination by the Company with cause, Executive shall serve as a consultant to the Company until the retirement of Executive (the "Consulting Period"). Consulting services shall be rendered at times and places reasonably convenient to Executive at the request of the Chief Executive Officer of the Company. During the Consulting Period and until the retirement of Executive, Executive shall receive consulting fees equal to 50% of the salary payable under Section 4.1 of this Agreement at the date of termination of Employment Period, payable in the same manner as salary under Section 4.1. So long as Executive is receiving consulting fees, the Consulting Period shall be deemed to be employment by the Company for purposes of Sections 6.4 and 6.5 of the Agreement;


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      The Agreement is amended to add "Section 3.2 - Retirement" as follows:

          Executive shall have the right to retire at any time during the Consulting Period. In the event of the termination of the Consulting Period for any reason including retirement other than death or termination by the Company with cause, Executive shall receive retirement benefits for the remainder of the life of Executive (the "Retirement Period"). During the Retirement Period, Executive shall receive retirement benefits equal to 50% of the salary payable under
          Section 4.1 of the Agreement at the date of termination of the Employment Period, payable in the same manner as salary under Section 4.1.

                                  * * * * *

      CONFIRMATION. Each of ECD, the Company and the Executive hereby confirms and reaffirms the validity of the remainder of the Agreement and acknowledges that their respective obligations and rights thereunder shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date and in the year first written above.

STANFORD R. OVSHINSKY                      OVONIC BATTERY COMPANY, INC.
                                           ENERGY CONVERSION DEVICES, INC.

/s/ Stanford R. Ovshinsky                  /s/ Robert C. Stempel
------------------------------             -----------------------------------
                                             By Robert C. Stempel
                                             Its Chairman








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